DISTRIBUTION FEE AGREEMENT

FOR

ROYCE INTERNATIONAL VALUE FUND

(SERVICE CLASS)

The Royce Fund, a Delaware business trust (the “Trust”), and Royce Fund Services, Inc., a New York corporation (“RFS”), hereby agree that as compensation for RFS’ services and for the expenses payable by RFS under the Distribution Agreement made October 1, 2001 by and between the parties hereto, RFS shall receive, for and from the assets of the Service Class of Royce International Value Fund, a series of the Trust (the “Service Class”), a fee, payable monthly, equal to .25% per annum of the Service Class’ average net assets.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the ___ day of September, 2006.

THE ROYCE FUND

John D. Diederich
Vice President

ROYCE FUND SERVICES, INC.

John D. Diederich
President

DISTRIBUTION FEE AGREEMENT

FOR

ROYCE SMALLER-COMPANIES INTERNATIONAL FUND

(SERVICE CLASS)

The Royce Fund, a Delaware business trust (the “Trust”), and Royce Fund Services, Inc., a New York corporation (“RFS”), hereby agree that as compensation for RFS’ services and for the expenses payable by RFS under the Distribution Agreement made October 1, 2001 by and between the parties hereto, RFS shall receive, for and from the assets of the Service Class of Royce Smaller Companies International Fund, a series of the Trust (the “Service Class”), a fee, payable monthly, equal to .25% per annum of the Service Class’ average net assets.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the ___ day of September, 2006.

THE ROYCE FUND

John D. Diederich
Vice President

ROYCE FUND SERVICES, INC.

John D. Diederich
President